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Exhibit 99.4

Offer to Exchange up to $150,000,000
Principal Amount of 4.50% Senior Notes due 2009
For Any and All Outstanding 4.50% Senior Notes due 2009
Offer to Exchange up to $150,000,000
Principal Amount of 5.25% Senior Notes due 2014
For Any and All Outstanding 5.25% Senior Notes due 2014
By
GTECH Holdings Corporation

To Our Clients:

        Enclosed is a Prospectus, dated                        , 2005, of GTECH Holdings Corporation, a Delaware corporation (the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offers") relating to the offers by the Company to exchange (i) its 4.50% Senior Notes due 2009 (the "4.50% Exchange Notes due 2009") registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 4.50% Senior Notes due September 15, 2009 (the "Outstanding 4.50% Notes due 2009"), and (ii) its 5.25% Senior Notes due 2014 (the "5.25% Exchange Notes due 2014") registered under the Securities Act, for a like principal amount of its issued and outstanding 5.25% Senior Notes due 2014 (the "Outstanding 5.25% Notes due 2014"), upon the terms and subject to the conditions set forth in the Exchange Offers. The Outstanding 4.50% Notes due 2009 and the Outstanding 5.25% Notes due 2014 are referred to collectively as the "Outstanding Notes" in this letter. The 4.50% Exchange Notes due 2009 and the 5.25% Exchange Notes due 2014 are referred to collectively as the "Exchange Notes."

        Please note that the Exchange Offers will expire at 5:00 p.m., New York City time, on                        , 2005 unless extended.

        The Exchange Offers are not conditioned upon any minimum number of Outstanding Notes being tendered.

        We are the holder of record and/or participant in the book-entry transfer facility of Outstanding Notes held by us for your account or benefit. A tender of such Outstanding Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account or benefit.

        We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account or benefit pursuant to the terms and conditions of the Exchange Offers. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

        Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company or any of the subsidiary guarantors, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes.

        If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, we will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        If you wish us to tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Outstanding Notes held by us and registered in our name for your account or benefit.

        Please forward the instructions to us as promptly as possible in order to permit us to exchange Outstanding Notes on your behalf before the Exchange Offers expire at 5:00 P.M., New York City time, on [            ], 2005, unless either or both offers are extended. A tender of Outstanding Notes may be withdrawn at any time prior to the Expiration Date, which means, for each Exchange Offer, 5:00 P.M., New York City time, on [            ], 2005 or the latest time to which such Exchange Offer is extended.

                      Very truly yours,

INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
OF
GTECH HOLDINGS CORPORATION

4.50% Senior Notes due 2009
5.25% Senior Notes due 2014
(collectively the "Outstanding Notes")

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Prospectus dated                        , 2005 (the "Prospectus") of GTECH Holdings Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offers (the "Exchange Offers"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offers with respect to the Outstanding Notes held by you for the account of the undersigned.

        The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

        $                         of the 4.50% Senior Notes due 2009

        $                         of the 5.25% Senior Notes due 2014

        With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

        $                         of the 4.50% Senior Notes due 2009

        $                         of the 5.25% Senior Notes due 2014

☐ NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

Name of beneficial owner(s):_________________________________________

Signature(s):________________________________________________________

Name(s) (please print):______________________________________________

Address:_____________________________________________________________

Telephone Number:____________________________________________________

Taxpayer Identification or Social Security Number:________________________

______________________________________________________________________

Date:_________________________________________________________________

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  Exhibit 99.4